EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Managed Portfolio Series for the six months ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Managed Portfolio Series for the stated period.

/s/ James R. Arnold		/s/ Brian Wiedmeyer
James R. Arnold		Brian Wiedmeyer
President, Managed Portfolio Series		Treasurer, Managed Portfolio Series
Dated:	August 30, 2017	Dated:	August 30, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of Section 18 of the Securities Exchange Act of 1934.